Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Glowpoint, Inc. and Subsidiaries:

We hereby consent to the incorporation by reference in this registration statement of Glowpoint, Inc. on Post Effective Amendment No. 1 to Form S-8 (Registration No. 333-150436) of our report dated March 30, 2010, relating to the consolidated financial statements as of and for the year ended December 31, 2009, which report appears in the December 31, 2010 Annual Report on Form 10-K.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
August 8, 2011